                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



 Date of report (Date of earliest event reported): May 23, 2002 (March 15, 2002)



                        AMERICAN COIN MERCHANDISING, INC.
               (Exact name of registrant as Specified in Charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



        0-26580                                            84-1093721
(Commission File Number)                       (IRS Employer Identification No.)


                               5660 CENTRAL AVENUE
                             BOULDER, COLORADO 80301
              (Address of Principal Executive Offices and Zip Code)



                                 (303) 444-2559
              (Registrant's telephone number, including area code)


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


ITEM 5. OTHER EVENTS

         On March 28, 2002 American Coin Merchandising, Inc. (the "Company") entered into an amortizing interest rate collar transaction with the Royal Bank of Scotland PLC. Such transaction is governed by the Master Agreement, dated as of March 15, 2002, among the Royal Bank of Scotland PLC and the Company (the "Master Agreement"). Pursuant to the transaction, the Company paid $181,000 to obtain the agreement which hedges against increases in LIBOR rates through March 31, 2005. The initial notional amount is $27.5 million amortizing over a three-year period. The initial floor rate is 3.0% increasing 1.0% per year over the life of the agreement and the initial cap rate is 4.0% increasing 1.0% per year over the life of the agreement. The Company is the floor rate payee and the Royal Bank of Scotland PLC is the cap rate payee. No payments are made if LIBOR falls between the floor and cap rate.

         The Master Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

                  (c) EXHIBITS

         10.1 Master Agreement, dated as of March 15, 2002, among the Royal Bank of Scotland PLC and American Coin Merchandising, Inc.



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



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AMERICAN COIN MERCHANDISING, INC.



Dated: May 23, 2002                      By: /s/ W. John Cash
                                            ------------------------------------
                                                 W. John Cash
                                                 Senior Vice President, Chief
                                                 Financial Officer and Treasurer



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                                INDEX TO EXHIBITS

 EXHIBIT
 NUMBER           DESCRIPTION
 -------          -----------
  10.1            Master Agreement, dated as of March 15, 2002, among the Royal
                  Bank of Scotland PLC and American Coin Merchandising, Inc.



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